SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

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Fidelity Advisor Series VII
(Name of Registrant as Specified In Its Charter)

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Dear Valued Client:

You may recall from our letter to you last month that Fidelity is planning to restructure our lineup of sector funds - Fidelity Select Portfolios, Advisor Focus Funds, and VIP sector funds -

in order to make them easier to evaluate and use.

Now that proxies have been mailed to shareholders, I'm pleased to be able to provide you with details about these exciting proposed changes. Some benefits for you and your clients are:

Easier-to-distinguish investment focus

Several funds will be streamlined and renamed to reflect their new pure-sector investment focus.

For example, we are planning to rename Fidelity Advisor Natural Resources as Fidelity Advisor

Energy, and the fund is expected to be narrowed to exclude materials.

Easier-to-track performance

Most of the funds will adopt standard industry performance benchmarks from Morgan Stanley

Capital International (MSCI), under the Global Industry Classification Standard (GICS) scheme.

Continuing the above example, Advisor Energy will adopt the MSCI US Investable Market Energy

Index.

Easier-to-combine funds within a portfolio

The GICS system ensures virtually no investment overlap among the benchmarks. Applying this system to the funds will clarify each fund's investment discipline, making it easier for you to combine sector weightings according to your clients' needs.

Breakdown of changes

· Some funds will only undergo a benchmark change, which does not require shareholder approval.

· Other funds will undergo fundamental investment policy and name changes. Fundamental policy changes require shareholder approval.

The table on page two of this letter maps the scope of the proposed changes for the Advisor Funds.

We hope you will support these changes in conversations with your clients ahead of the

September shareholder meeting. The funds' Board believes the restructuring is in the best interest of our shareholders and will enable you to provide more accurate and individualized investment solutions to your clients.

Please visit advisor.fidelity.com, where the proxy statements for all of the product lines, as well as accompanying Q&As, are posted. Results of the shareholder meeting will be added after

September 20, 2006. You may also call us at 800-544-9999 to discuss how these changes may benefit your practice and your clients' portfolios.

Sincerely,

Craig W. Huntley

Executive Vice President

Fidelity Investments Institutional Services Company, Inc.

Fidelity Investments

Institutional Services Company, Inc.

100 Salem Street

Smithfield, RI 02917

Fidelity Sector Funds Restructuring

Note: Similar changes are proposed for Fidelity Select Portfolios and VIP sector funds.

Current Fund Name	Current Performance Benchmark	New Fund Name	New Performance Benchmark	Nature of Change
Sectors
FA Consumer Industries	Goldman Sachs Consumer Industries	Advisor Consumer Discretionary	MSCI US Investable Market Consumer Discretionary Index	Narrow fund to exclude consumer staples
FA Cyclical Industries	Goldman Sachs Cyclical Industries	Advisor Industrials	MSCI US Investable Market Industrials Index	Modify fund to focus on industrial products, services, or equipment
FA Financial Services	Goldman Sachs Financial Services	No change	MSCI US Investable Market Financials Index	New benchmark
FA Health Care	Goldman Sachs Health Care	No change	MSCI US Investable Market Health Care Index	New benchmark
FA Natural Resources	Goldman Sachs Natural Resources	Advisor Energy	MSCI US Investable Market Energy Index	Narrow fund to exclude industrial or agricultural materials and unfinished goods and focus on energy
FA Technology	Goldman Sachs Technology	No change	MSCI US Investable Market Information Technology Index	New benchmark
FA Telecom and Utilities Growth	Goldman Sachs Utilities	Advisor Utilities	MSCI US Investable Market Utilities Index	Narrow fund to exclude telecom and focus on utilities
Industries
FA Biotechnology	Goldman Sachs Health Care	No change	MSCI US Investable Market Biotechnology Index	New benchmark
FA Developing Communications	Goldman Sachs Technology	Advisor Communications Equipment	MSCI US Investable Market Communications Equipment Index	Modify fund to focus on communications equipment
FA Electronics	Goldman Sachs Technology	No change	MSCI US Investable Market Semiconductors & Semiconductor Equipment Index	New benchmark

For investment professional use only.

Not FDIC insured. May lose value. No bank guarantee.

Not NCUA or NCUSIF insured. May lose value. No credit union guarantee.

Focus funds can be more volatile because of their narrow concentration in a specific c industry.

Before investing, have your client consider the funds' investment objectives, risks, charges,

and expenses. Contact Fidelity for a prospectus containing this information. Have your client read it carefully.

438487 1.834074.100

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